UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2017

THL Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

100 Federal Street, 31st Floor, Boston, MA 02110

(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 450-4424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment and Restatement of the Credit Facility

On December 15, 2017 (the “Closing Date”), THL Credit, Inc. (the “Company”) entered into the Second Amended and Restated Senior Secured Revolving Credit Agreement (the “Second A&R Credit Agreement” or the “Facility”), with certain lenders party thereto and ING Capital LLC, as administrative agent (the “Administrative Agent”). The Second A&R Credit Agreement amends and restates in its entirety the Company’s Amended and Restated Senior Secured Revolving Credit Agreement (as amended and restated prior to the Closing Date, the “Prior Facility”).

The Prior Facility was amended to, among other things, reduce the size of the commitments thereunder and to extend the final maturity date until December 2022. The proceeds of the Facility drawn on the Closing Date were used in part to prepay in full all Loans as defined in and outstanding on the Closing Date under the Amended and Restated Senior Secured Term Loan Credit Agreement, dated as of August 19, 2015, by and among the Company, certain lenders party thereto and ING Capital LLC.

As of December 15, 2017, total commitments under the Facility are $275.0 million.

Borrowings under the Facility are subject to, among other things, a minimum borrowing/collateral base and substantially all of the Company’s assets are pledged as collateral under the Facility. In addition, the Facility requires the Company to, among other things (i) make representations and warranties regarding the collateral as well the Company’s business and operations, (ii) agree to certain indemnification obligations and (iii) agree to comply with various affirmative and negative covenants. The documentation for the Facility also includes default provisions such as the failure to make timely payments under the Facility, the occurrence of a change in control and the failure by the Company to materially perform under the operative agreements governing the Facility, which, if not complied with, could accelerate repayment under the Facility, thereby materially and adversely affecting the Company’s liquidity, financial condition and results of operations.

The foregoing description of the Second A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second A&R Credit Agreement attached hereto as Exhibit 10.1.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 8.01	Other Events.

On December 19, 2017, the Company issued a press release announcing its entry into the Second A&R Credit Agreement. A copy of the Company’s press release announcing its entry into the Second A&R Credit Agreement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of December 15, 2017, by and among the Company as borrower, the Lenders party thereto and ING Capital LLC, as Administrative Agent.

99.1	Press release dated December 19, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THL CREDIT, INC.

Date: December 19, 2017	By:	/S/ TERRENCE W. OLSON
	Name:	Terrence W. Olson
	Title:	Chief Financial Officer, Chief Operating Officer & Treasurer